UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2014

STERLING BANCORP
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35385	80-0091851
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Rella Boulevard, Montebello, New York	10901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (845) 369-8040

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04    Temporary Suspension of Trading Under Registrant’s Employee
Benefit Plans.

Sterling Bancorp (the “Company”) was notified on November 19, 2014, that as a result of the January 1, 2015 planned merger of the Sterling Bancorp/Sterling National Bank 401(k) Plan (“Old Sterling Plan”) into the Provident Bank 401(k) and Profit Sharing Plan (which will change its name to the Sterling Bank 401(k) and Profit Sharing Plan (“New Sterling Plan”), there will be a blackout period beginning at the end of the day on December 31, 2014, and ending by the end of the week of January 16, 2015. During the blackout period, participants in the Old Sterling Plan will be temporarily unable to direct or diversify investments in their individual accounts, including accounts that hold common stock of the Company or to obtain a loan or distribution from the Plan.

As a result of the foregoing, on December 1, 2014, the Company sent a Blackout Notice Concerning Limitations on Trading in Sterling Bancorp (“Notice”) to its directors and executive officers informing them that a blackout period with respect to directors and executive officers is expected to be in effect beginning at the end of the day on December 31, 2014, and ending by the end of the week of January 16, 2015.

The Notice was provided to the Company’s directors and executive officers pursuant to the requirements of Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR. A copy of the Notice is attached as Exhibit 99.1 to this current Report on Form 8-K and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Exhibits.

Exhibit No.	Description

99.1	Blackout Notice Concerning Limitations on Trading in Sterling Bancorp to Executive Officers and Directors of Sterling Bancorp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Sterling Bancorp, Inc.
Date: December 3, 2014	By:	/s/ Luis Massiani
Luis Massiani
Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Blackout Notice Concerning Limitations on Trading in Sterling Bancorp to Executive Officers and Directors of Sterling Bancorp